COOPERATIVE BANKSHARES, INC. ANNOUNCES FOURTH QUARTER DIVIDEND


For immediate release:

         Wilmington, N.C., November 16, 2005--Cooperative Bankshares, Inc. (NASDAQ:"COOP"), announced that on November 15, 2005 the Board of Directors declared the 2005 fourth quarter dividend of $0.05 per share. The dividend is payable on January 17, 2006, to stockholders of record January 2, 2006.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 20 offices in Eastern North Carolina.

                           For Additional Information
                           --------------------------
                     Frederick Willetts, III, President/ CEO
                Todd L. Sammons, CPA, Senior Vice President/ CFO
                   Linda B. Garland, Vice President/ Secretary
                                  910-343-0181